UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of earliest event reported) July 11, 2006
CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-9371	38-3304096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive
Lobby L, 4th Floor
Ann Arbor, Michigan	48106
(Address of Principal Executive Offices)	(Zip Code)
(734) 994-5505
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01. Termination of Agreement of Sale.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 2.01. Termination of Agreement of Sale.
     On July 11, 2006, Captec Franchise Capital Partners L.P. IV (the “Partnership”) received final notice from Ruben Management LLC (“Ruben”), that Ruben was exercising its right to terminate the Purchase and Sale Agreement dated June 15, 2006 between the Partnership and Ruben. The Agreement of Sale would have allowed Ruben to acquire the property located in Hamilton, Ohio and the related real property lease between the Partnership and Hollywood Entertainment Corporation for a purchase price of $1,450,000. Immediately upon receipt of the final notice from Ruben, the Partnership began remarketing of the property.
     There is no material relationship between the Partnership or its affiliates and Ruben, other than in respect of this transaction.
Item 9.01. Financial Statements and Exhibits.
(a)	No financial statements are required to be filed as part of this Form 8-K.

(b)	No pro forma financial information is required to be filed as part of this Form 8-K.

(c)	No exhibits are required to be filed as part of this Form 8-K.
Forward-Looking Statements
     This Form 8-K contains forward-looking statements, which are any statements other than statements of historical fact. As utilized in this document, words such as “intends,” “anticipates,” “expects,” “will,” “could,” “estimate” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including statements concerning anticipated future revenues, by their nature involve substantial risks and uncertainties, many of which are beyond the Partnership’s control and the Partnership’s actual results may differ materially depending on a variety of important factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Partnership disclaims any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

By:	GP4 Asset Acquisition, LLC
General Partner of Captec Franchise Capital Partners L.P. IV

By:	/s/ Patrick L. Beach

Patrick L. Beach
President

Date:	July 11, 2006